CONFIDENTIAL
Exhibit 4.2

SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
August 13, 2018

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AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 13th day of August, 2018, by and among Slack Technologies, Inc., a Delaware corporation (f/k/a Tiny Speck, Inc., referred to herein as the “Company”), the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors”.
RECITALS
WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), shares of the Company’s Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), shares of the Company’s Series D Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), shares of the Company’s Series E Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock”), shares of the Company’s Series E-1 Preferred Stock, par value $0.0001 per share (the “Series E-1 Preferred Stock”), shares of the Company’s Series F Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), shares of the Company’s Series F-1 Preferred Stock, par value $0.0001 per share (the “Series F-1 Preferred Stock”), shares of the Company’s Series G Preferred Stock, par value $0.0001 per share (the “Series G Preferred Stock”), shares of the Company’s Series G-1 Preferred Stock, par value $0.0001 per share (the “Series G-1 Preferred Stock”), shares of the Company’s Series G-2 Preferred Stock, par value $0.0001 per share (the “Series G-2 Preferred Stock”), shares of the Company’s Series G-3 Preferred Stock, par value $0.0001 per share (the “Series G-3 Preferred Stock”) and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer and other rights pursuant to an Amended and Restated Investors’ Rights Agreement dated as of October 13, 2017 by and among the Company and such Existing Investors, as amended (the “Prior Agreement”);
WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the holders of at least sixty percent (60%) of the outstanding Registrable Securities (as such term is defined in the Prior Agreement);
WHEREAS, the Existing Investors as holders of at least sixty percent (60%) of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) of the Company desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and
WHEREAS, certain Investors are parties to the Series H Preferred Stock and Series H-1 Preferred Stock Purchase Agreement of even date herewith by and among the Company and certain of the Investors (the “Series H Agreement”), which provides that as a condition to the closing of the sale of the Series H Preferred Stock, par value $0.0001 per share (the “Series H Preferred Stock”), and/or Series H-1 Preferred Stock, par value $0.0001 per share (the “Series H-1 Preferred Stock” and collectively with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series E-1 Preferred Stock, the Series F Preferred Stock, the Series F-1 Preferred Stock, the Series G Preferred Stock,

the Series G-1 Preferred Stock, the Series G-2 Preferred Stock, the Series G-3 Preferred Stock and the Series H Preferred Stock, the “Preferred Stock”), this Agreement must be executed and delivered by such Investors, Existing Investors holding at least sixty percent (60%) of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) of the Company, and the Company.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:
1.    Registration Rights. The Company covenants and agrees as follows:
1.1    Definitions. For purposes of this Agreement:
(a)    The term “Act” means the Securities Act of 1933, as amended.
(b)    The term “Affiliate” means, with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, any general partner, managing member, officer, director or manager of such person and any venture capital fund, private equity fund or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management (or shares the same management company, investment advisor or advisory company) with, such person. For the avoidance of doubt, The Social+Capital Partnership Opportunities Fund, L.P. shall be deemed to be an Affiliate of The Social+Capital Partnership II, L.P.
(c)    The term “Common Stock” shall mean, collectively, the Class A Common Stock and Class B Common Stock of the Company, each par value $0.0001 per share.
(d)    The term “Competitor” shall mean a person or entity engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)) in the business of the Company, but shall not include (i) any financial investment firm or collective investment vehicle solely by virtue of its ownership (and/or its Affiliates’ ownership) of an equity interest in any Competitor held solely for investment purposes, (ii) neither GV 2014, L.P., GV 2017, L.P. nor their affiliated funds (“GV”), solely as a result of any affiliation between such fund and Alphabet Inc. (including any Affiliate of Alphabet Inc.) or (iii) any of their respective representatives.
(e)    The term “Form S‑3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(f)    The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.
(g)    The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

(h)    The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Class A Common Stock under the Act.
(i)    The term “1934 Act” means the Securities Exchange Act of 1934, as amended.
(j)    The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
(k)    The term “Registrable Securities” means (i) the Class A Common Stock issuable or issued upon conversion of the Preferred Stock or Class B Common Stock (including the Class B Common Stock issuable or issued upon conversion of the Preferred Stock), and (ii) any Class A Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned. In addition, the number of shares of Registrable Securities outstanding shall equal the aggregate of the number of shares of Class A Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.
(l)    The term “Restated Certificate” shall mean the Company’s Restated Certificate of Incorporation, as amended and/or restated from time to time.
(m)    The term “Rule 144” shall mean Rule 144 under the Act.
(n)    The term “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 under the Act as it applies to persons who have held shares for more than one (1) year.
(o)    The term “Rule 405” shall mean Rule 405 under the Act.
(p)    The term “SEC” shall mean the Securities and Exchange Commission.
1.2    Request for Registration.
(a)    Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) October 28, 2021, or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of twenty-five percent (25%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $15,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2, and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to those Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
(c)    Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:
(i)    in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or
(ii)    after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or
(iii)    during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company‑initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or
(iv)    if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S‑3 pursuant to Section 1.4 hereof; or
(v)    if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 within thirty (30) days of such request a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period.
1.3    Company Registration.
(a)    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Section 1.2 or (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.
(b)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.
(c)    Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a private equity fund, venture capital fund, investment fund, partnership, corporation or other investment vehicle, the affiliated private equity funds, venture capital funds, investment funds, investment vehicles, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4    Form S‑3 Registration. In case the Company shall receive from the Holders of at least twenty-five percent (25%) of the Registrable Securities (for purposes of this Section 1.4, the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S‑3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:
(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
(b)    use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:
(i)    if Form S‑3 is not available for such offering by the Holders;
(ii)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000;
(iii)    if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period;
(iv)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S‑3 pursuant to this Section 1.4; or
(c)    If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d)    Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.
1.5    Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;
(b)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;
(c)    furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
(d)    use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;
(f)    notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;
(g)    cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and
(h)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board of Directors of the Company:
(i)    materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;
(ii)    materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or
(iii)    require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).
In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.
1.6    Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.
1.7    Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $50,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 and 1.4.

1.8    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9    Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel, accountants and investment advisers for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.
(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto)

arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.9(b), when combined with amounts paid or payable by such Holder pursuant to subsection 1.9(d), exceed the net proceeds from the offering received by such Holder.
(c)    Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.
(d)    If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 1.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 1.9(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)    The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10    Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S‑3, the Company agrees to:
(a)    make and keep adequate current public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;
(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S‑3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to (a) any subsidiary, parent, partner, retired partner, member, retired member or Affiliate of a Holder that is a corporation, partnership or limited liability company or (b) a transferee or assignee of such securities that after such assignment or transfer, holds at least 3,000,000 shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization), provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding a majority of the Registrable Securities then held by all Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.13    “Market Stand-Off” Agreement.
(a)    Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the Company’s initial offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third‑party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements (including, for avoidance of doubt, any similar lock up or “market stand-off” agreement with an officer, director or greater than one percent (1%) stockholder of the Company) by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.
In order to enforce the foregoing covenant, the Company may impose stop‑transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
(b)    Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.14    Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (a) after five (5) years following the consummation of the

Initial Offering, (b) as to any Holder, such earlier time after the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 or (c) after the consummation of a Liquidation Event, as that term is defined in the Restated Certificate.

2.    Covenants of the Company.
2.1    Delivery of Financial Statements. The Company shall, upon request, deliver to each Investor (or transferee of an Investor) that holds (together with their respective Affiliates) at least (x) 3,000,000 shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization) or (y) 2,000,000 shares of Series H Preferred Stock and/or Series H-1 Preferred Stock (appropriately adjusted for any stock split, dividend, combination or other recapitalization) (a “Major Investor”):
(a)    as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year‑end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;
(b)    at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto);
(c)    as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with GAAP consistently applied, except as noted thereon (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(d)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(e)    as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company; and
(f)    such other information relating to the financial condition, business or corporate affairs of the Company as the Major Investor may from time to time request, provided,

however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information that (i) it deems in good faith to be a trade secret or similar confidential information or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
2.2    Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

2.3    Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public, (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur, or (c) the consummation of a Liquidation Event, as that term is defined in the Restated Certificate, pursuant to which the Investors receive only cash and/or securities of a company that is subject to the reporting requirements of the 1934 Act.

2.4    Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, the term “Major Investor” includes any general partners and Affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.
Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:
(a)    The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.
(b)    By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held by such Major Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully‑Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of shares of Common Stock issued and held by such Fully‑Exercising Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock issued and held by all Fully‑Exercising Investors who wish to purchase some of the unsubscribed shares (assuming full conversion and exercise of all convertible and exercisable securities then outstanding).
(c)    If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.
(d)    The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Company’s Board of Directors; (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock registered under the Act in which the Preferred Stock is converted to Common Stock, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities (including, without limitation, the conversion of the Class B Common Stock), (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, which acquisition is approved by the Board of Directors (including a majority of the Preferred Directors, as defined in the Restated Certificate), (v) the issuance and sale of Series H Preferred Stock and Series H-1 Preferred Stock pursuant to the Series H Agreement, (vi) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has strategic business relationships, provided such issuance is approved by the Board of Directors (including a majority of the Preferred Directors, as defined in the Restated Certificate) and is primarily for non-equity financing purposes or (vii) the issuance of securities pursuant to any equipment leasing arrangement or debt financing arrangement, which arrangement is approved by the Board of Directors (including a majority of the Preferred Directors, as defined in the Restated Certificate) and is primarily for non-equity financing purposes. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

(e)    The rights provided in this Section 2.4 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is a venture capital fund may assign or transfer such rights to its Affiliates.
(f)    The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the earlier to occur of the consummation of (i) a Qualified Public Offering, as that term is defined in the Restated Certificate, or (ii) a Liquidation Event, as that term is defined in the Restated Certificate.

2.5    Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

2.6    D&O Insurance. The Company shall use commercially reasonable efforts to maintain directors and officers liability insurance (which shall include any Affiliates of such director or officer) in customary amount and scope reasonably satisfactory to the Board of Directors, including all of the Preferred Directors (as defined in the Restated Certificate). Such insurance shall be maintained for so long as Accel X L.P. and/or Andreessen Horowitz Fund I, L.P. and/or The Social+Capital Partnership II, L.P. has the right to designate at least one member of the Company’s Board of Directors.

2.7    Directors’ Liability and Indemnification. The Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. In addition, the Company shall enter into and use its best efforts to at all times maintain indemnification agreements with each of its directors to indemnify such directors to the maximum extent permissible under applicable law.

2.8    Stock Vesting. Unless otherwise approved by the Company’s Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest in equal installments over the remaining three (3) years. No person shall be entitled to acceleration of vesting of such options unless otherwise approved by the Company’s Board of Directors.

2.9    Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

2.10    Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Company’s counsel or Board of Directors.

2.11    Observer Rights.
(a)    As long as KPCB Holdings, Inc., as nominee (“KPCB”) owns not less than fifty percent (50%) of the shares of the Series D Preferred Stock it holds as of the date of this Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of KPCB (the “KPCB Observer”) to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such KPCB Observer copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such KPCB Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such KPCB Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or the KPCB Observer is a Competitor of the Company. The KPCB Observer shall initially be John Doerr.
(b)    As long as GV owns not less than fifty percent (50%) of the shares of the Series D Preferred Stock it holds as of the date of this Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of GV (the “GV Observer”) to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such GV Observer copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such GV Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such GV Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or the GV Observer is a Competitor of the Company. The GV Observer shall initially be MG Siegler.
(c)    The holders of a majority of the outstanding shares of Series E Preferred Stock shall be entitled to designate a representative (the “Series E Observer”) to attend all meetings of the Company’s Board of Directors in a nonvoting observer capacity and, in this respect, shall give such Series E Observer copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such Series E Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided (except that such Series E Observer may share such information with the holders of outstanding shares of Series E Preferred Stock, provided that such holders agree to hold such information in confidence and trust); and provided further, that the Company reserves the right to withhold any information and to exclude such Series E Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Series E Observer is, or is an Affiliate of, a Competitor of the Company. The Series E Observer shall initially be Ilya Fushman.
(d)    As long as Thrive Capital Partners IV, L.P. (“Thrive Capital”) owns not less than fifty percent (50%) of the shares of the Series F Preferred Stock it holds as of the date of this Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Thrive Capital (the “Thrive Capital Observer”) to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such Thrive Capital Observer copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such Thrive Capital Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such Thrive Capital Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or the Thrive Capital Observer is a Competitor of the Company. The Thrive Capital Observer shall initially be Joshua Kushner.
(e)    As long as SoftBank Vision Fund (AIV MI) L.P. or an Affiliate thereof (collectively, “SoftBank”) owns not less than fifty percent (50%) of the shares of the Series G Preferred Stock it holds as of the date of this Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of SoftBank (the “SoftBank Observer”) to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such SoftBank Observer copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such SoftBank Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such SoftBank Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or the SoftBank Observer is a Competitor of the Company. The SoftBank Observer shall initially be Deep Nishar.

2.12    Confidentiality. Each Investor agrees, severally and not jointly, to use the same degree of care, but no less than a reasonable degree of care, as such Investor uses to protect its own confidential information for any information obtained pursuant to this Agreement or otherwise as a stockholder of the Company prior to the Company’s initial public offering which the Company identifies in writing as being proprietary or confidential and such Investor acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor, (b) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (c) was in its possession or known by such Investor without restriction prior to receipt from the Company, (d) was rightfully disclosed to such Investor by a third party without restriction or (e) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, each Investor that is a limited partnership, limited liability company or other investment fund may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member, management company or investment adviser of such Investor (or any employee or representative of any of the foregoing) (each of the foregoing Persons, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Investor; provided, however, that each Investor agrees that it may only share the financial information provided by the Company pursuant to Section 3.1 hereof with any such Permitted Disclosee(s). Furthermore, the Company acknowledges that certain of the Investors are in the business of venture capital investing, and nothing contained herein shall prevent any Investor or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with or continuing to hold any securities of any other company (whether or not competitive with the Company), provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 2.12, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures, filings or submissions required by law, rule, regulation or court or other governmental order.

2.13    Applicable ABAC/Sanctions/Money Laundering Laws.
(a)    For the purposes of this Section 2.13 of this Agreement:
(i)    “Applicable ABAC Laws” means all laws and regulations applying to the Company, any of its Subsidiaries, an Associated Person of either the Company or any of its Subsidiaries and/or SoftBank prohibiting bribery and other related forms of corruption, including fraud, tax evasion, insider dealing and market manipulation.
(ii)    “Applicable Money Laundering Laws” means all laws and regulations applying to the Company, any of its Subsidiaries, an Associated Person of either the Company or any of its Subsidiaries and/or SoftBank prohibiting money laundering and any acts or attempted acts to conceal or disguise the identity of illegally obtained proceeds or property.
(iii)    “Associated Person” means, in relation to a company, an individual or entity (including a director, officer, employee, consultant, agent or other representative) acting or purporting to act for or on behalf of that company or having the right to perform or performing or purporting to perform services for or on behalf of that company.
(iv)    “BIS” means the Bureau of Industry and Security of the US Department of Commerce.
(v)     “EU” means the European Union.
(vi)     “Government Official” means (A) an officer or employee of any national, regional, local or other component of government; (B) a director, officer or employee of any entity in which a government or any component of a government possesses a majority or controlling interest; (C) a candidate for public office; (D) a political party or political party official; (E) an officer or employee of a public international organization (e.g., the European Commission or World Bank); and (F) any individual who is acting in an official capacity for any government, component of a government, political party or public international organization, even if such individual is acting in that capacity temporarily and without compensation.
(vii)    “OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury.
(viii)    “Sanctioned Country” means Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of Ukraine, and the government (including any branch, agency, or instrumentality of such government) or Government Officials of any such jurisdiction.
(ix)     “Sanctions” refers to the following economic or financial sanctions, trade embargoes, and export controls:

(1)    United Nations sanctions imposed pursuant to a United Nations Security Council Resolution;
(2)    US sanctions administered by OFAC, US Department of State, US Department of Commerce, or any other US Government authority or department; export controls administered by the US Department of Commerce, US Department of State, Nuclear Regulatory Commission, or US Department of Energy;
(3)    EU restrictive measures implemented pursuant to an EU Council or Commission Regulation or Decision adopted pursuant to a Common Position in furtherance of the EU’s Common Foreign and Security Policy;
(4)    UK sanctions adopted by the Terrorist-Asset Freezing etc Act 2010 or other legislation and statutory instruments enacted pursuant to the United Nations Act 1946 or European Communities Act 1972 or enacted by or pursuant to other laws; and
(5)    any other trade, economic or financial sanction laws, regulations, embargoes, export controls, or restrictive measures administered, enacted or enforced by any authority, government, or official institution as applicable to the Company, any of its Subsidiaries, or any Associated Person of either the Company or any of its Subsidiaries or to SoftBank or any transaction in which the Company, any of its Subsidiaries, or an Associated Person of either the Company or any of its Subsidiaries is engaged.
(x)     “Sanctions List” refers to the “Specially Designated Nationals and Blocked Persons” list, including the EO 13599 list, Foreign Sanctions Evaders list, and, and the “Sectoral Sanctions Identifications List” maintained by OFAC, the Entity list and the Denied Persons list maintained by BIS, the “Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions” maintained by the European Union, the lists of persons set out under Annexes III, V, and VI to Council Regulation (EU) 833/2014 as amended, the “Consolidated List of Financial Sanctions Targets” maintained by Her Majesty’s Treasury, or any similar list maintained by the United States of America, European Union, United Kingdom or United Nations, each as amended, supplemented or substituted from time to time.
(xi)    “Sanctioned Person” refers to any individual who or entity that is:
(1)    specifically listed on any Sanctions List; or
(2)    controlled or owned by any individual or entity referred to in any Sanctions List, or government or Government Official of any Sanctioned Country.
(xii)    “Subsidiary” means, in relation to the Company, any current or future direct or indirect majority owned or controlled subsidiary of the Company, any holding company of the Company and any other direct or indirect majority owned or controlled subsidiary of that holding company including, but not limited to, Slack Japan KK, Slack Fund Investments, Slack Canada Ltd., Slack Technologies Limited, Slack Fund LLC, Slack Australia Pty Limited, Slack Singapore PTE LTD, Screenhero LLC and Slack UK Limited.
(xiii)    “UK” shall mean the United Kingdom.

(xiv)    “US” shall mean the United States of America.
(b)    The Company covenants and agrees:
(i)    Neither the Company, any of its Subsidiaries, nor any Associated Person of either the Company or any of its Subsidiaries shall, directly or indirectly, offer, promise, give or authorize any payment or anything else of value to a Government Official or individual employed by another entity in the private sector in violation of Applicable ABAC Laws or engage in any other conduct that would result in a violation of any of the Applicable ABAC Laws or Applicable Money Laundering Laws or a material violation of Sanctions after the effective date of this Agreement.
(ii)    Neither the Company, any of its Subsidiaries, nor any Associated Person of either the Company or any of its Subsidiaries shall use any funds received from SoftBank directly or indirectly (A) for the benefit of activities or parties subject to and in violation of Sanctions, (B) in material violation of Sanctions, (C) for any Sanctioned Person or for the benefit of any Sanctioned Person or (D) in any way that would violate the Applicable Money Laundering Laws after the effective date of this Agreement.
(iii)    The Company and its Subsidiaries shall adopt and commence implementation within sixty (60) days of executing this Agreement of policies and procedures reasonably designed to prevent the Company, its Subsidiaries, and any Associated Person of either the Company or any of its Subsidiaries from engaging in any activity, practice or conduct that would violate any Applicable ABAC Laws, Applicable Money Laundering Laws or Sanctions. The Company and its Subsidiaries shall take all reasonable steps to complete such implementation as soon as possible. Such policies and procedures shall be consistent with applicable guidance that has been provided by government authorities.
(iv)    The Company and its Subsidiaries shall keep and maintain books and records reflecting accurately and in reasonable detail transactions involving the Company and its Subsidiaries and, if they have not already done so, implement financial controls designed to give reasonable assurance that payments will be made by or on behalf of any of the Company and its Subsidiaries only in accordance with management instructions.
(v)    Upon receipt of a written request by SoftBank made no more frequently than on a quarterly basis, the Company shall confirm in writing that the Company and its Subsidiaries have complied with the undertakings set forth in this Section 2.13, including whether the Company or any of its Subsidiaries has received a written enquiry from any government authority regarding a possible violation by either the Company, any of its Subsidiaries or any Associated Person of either the Company or any of its Subsidiaries of any of the Applicable ABAC Laws, Applicable Money Laundering Laws and/or Sanctions.
(vi)    Notwithstanding anything else in this Agreement, the Company, its Subsidiaries, and any Associated Person of either the Company or any of its Subsidiaries shall cooperate in good faith with SoftBank, if SoftBank decides to seek to determine whether the Company, its Subsidiaries, and/or any Associated Person of either the Company or any of its Subsidiaries have complied with the undertakings set forth in this Section 2.13. If so requested by SoftBank, the Company and its Subsidiaries shall in good faith answer any reasonable questions put to them by SoftBank as well as by its authorized representative(s) pertaining to compliance with the undertakings set forth in this Section 2.13 and shall encourage their Associated Persons to do the same, provided that the Company will not be compelled to waive privilege under any circumstance.
(vii)     The Company, its Subsidiaries, and/or any Associated Person of either the Company or any of its Subsidiaries shall not violate any of the Applicable ABAC Laws, Applicable Money Laundering Laws or Sanctions and the Company shall indemnify and hold harmless SoftBank from and against any and all liabilities, damages, costs and expenses (including reasonable legal expenses) caused by or attributable to any violation of Applicable ABAC Laws, Applicable Money Laundering Laws or Sanctions by (i) the Company or any of its Subsidiaries or (ii) any Associated Person of either the Company or any of its Subsidiaries.

2.14    Termination of Certain Covenants. The covenants set forth in Sections 2.8, 2.9, 2.10 and 2.11, shall terminate and be of no further force or effect upon the consummation of (a) a Qualified Public Offering, as that term is defined in the Restated Certificate, or (b) a Liquidation Event, as that term is defined in the Restated Certificate. The covenants set forth in Section 2.13 shall terminate and be of no further force or effect (i) upon the consummation of a Qualified Public Offering or a Liquidation Event if SoftBank fails to hold at least five percent (5%) of the then outstanding voting equity of the Company immediately following the consummation of such Qualified Public Offering or Liquidation Event, as applicable (the “Minimum Ownership Threshold”) or (ii) if SoftBank holds the Minimum Ownership Threshold immediately following the consummation of a Qualified Public Offering or Liquidation Event, immediately at such time thereafter as SoftBank fails to hold the Minimum Ownership Threshold.

3.    Miscellaneous.
3.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

3.3    Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile or electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

3.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) for Investors located in the United States, five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the schedules attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.6    Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7    Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. This Agreement and any term hereof may be terminated or amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) (other than Section 2.1, Section 2.2, Section 2.3, Section 2.4 and Section 2.11) only with the written consent of the Company and the Investors holding at least sixty percent (60%) of the Registrable Securities. The provisions of Section 2.1, Section 2.2, Section 2.3 and Section 2.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Major Investors holding a majority of the Registrable Securities that are held by all of the Major Investors; provided, however, that if the right of first offer in Section 2.4 is waived with respect to a particular issuance pursuant by the Major Investors holding a majority of the Registrable Securities that are held by all of the Major Investors, and any such waiving Major Investor purchases securities in such issuance, then each other Major Investor shall have the opportunity to purchase an aggregate amount of securities in such issuance at least equal, as a percentage of their respective pro rata amount (as determined pursuant to Section 2.4(b)) of such issuance, to the percentage of such purchasing Major Investor’s pro rata amount (as determined pursuant to Section 2.4(b)) of such issuance purchased by such purchasing Major Investor in such issuance. The provisions of Section 2.11(a) may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and KPCB. The provisions of Section 2.11(b) may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and GV. The provisions of Section 2.11(c) may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the outstanding shares of Series E Preferred Stock. The provisions of Section 2.11(d) may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Thrive Capital. The provisions of Section 2.11(e) and Section 2.13 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and SoftBank. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company.
3.8    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

3.9    Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10    Termination of Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall terminate and be of no further force and effect, and shall be superseded and replaced in its entirety by this Agreement.

3.11    Publicity. Neither the Company, its subsidiaries nor any of their respective representatives shall (i) use the name of The Social+Capital Partnership II, L.P., GV, KPCB, Institutional Venture Partners XIV, L.P., Star Blaze Investments Limited, DST Global IV, L.P., Index Ventures, Comcast Ventures, LP, TrueBridge Direct Fund, L.P., Thrive Capital, GFC Global Founders Capital GmbH, Rocket Internet Capital Partners SCS, Rocket Internet Capital Partners (Euro) SCS, SoftBank, String DF Holdings, LP or General Atlantic (SL), L.P. (each, a “Significant Investor”) or the name(s) of any of their respective Affiliates in the context of such Significant Investor’s investment in the Company in any manner or format (including reference on or links to websites, press releases, etc.) without the prior approval of the applicable Significant Investor or (ii) issue any statement or communication to any third party (other than to their legal, accounting and financial advisors) regarding any Significant Investor’s investment in the Company without the consent of such Significant Investor. Notwithstanding the foregoing, the Company may, without the prior approval of a Significant Investor, (i) if such Significant Investor’s investment in the Company has been publicly disclosed by or with the prior consent of such Significant Investor, from then forward confirm and/or disclose in public and non-public communications that such Significant Investor has invested in the Company, without disclosing the terms or amount of such investment, or (ii) disclose the terms and/or amount of such Significant Investor’s investment (1) to a bona fide potential investor in the Company in connection with such potential investor’s due diligence process or (2) as required by law, rule, regulation or listing standard to do so; provided that in the case of subsection (2), the Company (x) shall promptly notify the applicable Significant Investor of such requirement and will cooperate with such Significant Investor to the extent practicable to limit the information disclosed to only such information that the Company, as advised by counsel, is required by law to be disclosed and (y) will, to the extent practicable and at the request and expense of such Significant Investor, seek to obtain a protective order over, or confidential treatment of, such information.

3.12    Additional Investors. Notwithstanding Section 3.7, no consent shall be necessary to add additional Investors as signatories to this Agreement, whether such Investors have purchased Series H Preferred Stock and/or Series H-1 Preferred Stock pursuant to the subsequent closing provisions of Section 1.3 of the Series H Agreement or by execution and delivery of a joinder reasonably acceptable to the Company.

3.13    Waiver of Right of First Offer under Prior Agreement. The undersigned Existing Investors that are Major Investors hereby waive, on behalf of themselves and all Major Investors, all rights pursuant to Section 2.4 of the Prior Agreement to participate in the sale of Series H Preferred Stock and/or Series H-1 Preferred Stock under the Series H Agreement and all rights to notice thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SLACK TECHNOLOGIES, INC.

By:	/s/ Daniel Stewart Butterfield
Name: Daniel Stewart Butterfield
Title: President and CEO

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

ANDREESSEN HOROWITZ FUND I, L.P.
as nominee for
Andreessen Horowitz Fund I, L.P.
Andreessen Horowitz Fund I-A, L.P. and
Andreessen Horowitz Fund I-B, L.P.

By:	AH Equity Partners I, L.L.C.
Its general partner

By:	/s/ Ben Horowitz
Name: Ben Horowitz
Title: Managing Member

AH PARALLEL FUND IV, L.P.
for itself and as nominee for
AH PARALLEL FUND IV-A, L.P.,
AH PARALLEL FUND IV-B, L.P. and
AH PARALLEL FUND IV-Q, L.P.

By:	AH Equity Partners IV (Parallel), L.L.C.
Its general partner

By:	/s/ Ben Horowitz
Name: Ben Horowitz
Title: Managing Member

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

A16Z SEED-III, LLC

By:	/s/ Ben Horowitz
Name: Ben Horowitz
Title: Managing Member

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

ACCEL GROWTH FUND IV L.P.
By: Accel Growth Fund IV Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL GROWTH FUND IV STRATEGIC PARTNERS L.P.
By: Accel Growth Fund IV Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL GROWTH FUND INVESTORS 2016 L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

ACCEL LEADERS FUND L.P.
By: Accel Leaders Fund Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL LEADERS FUND INVESTORS 2016 L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

ACCEL X L.P.
By: Accel X Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

ACCEL X STRATEGIC PARTNERS L.P.
By: Accel X Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

ACCEL INVESTORS 2009 L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney in Fact

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

ACCEL XI L.P
By: Accel XI Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL XI STRATEGIC PARTNERS L.P
By: Accel XI Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

ACCEL INVESTORS 2013 L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney in Fact

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

ACCEL GROWTH FUND III L.P.

By: Accel Growth Fund III Associates L.L.C., its general partner

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL GROWTH FUND III STRATEGIC PARTNERS L.P.

By: Accel Growth Fund III Associates L.L.C., its general partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

ACCEL GROWTH FUND INVESTORS 2014 L.L.C

By:	/s/ Tracy L. Sedlock
Attorney in Fact

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

THE SOCIAL+CAPITAL PARTNERSHIP II, L.P.,
for itself and as nominee for certain other individuals and entities

By: The Social+Capital Partnership GP II, L.P.,
Its general partner

By: The Social+Capital Partnership GP II, Ltd.,
its general partner

By:	/s/ Sachin Sood
Name: Sachin Sood
Title: Attorney In-Fact

THE SOCIAL+CAPITAL PARTNERSHIP III, L.P.,
for itself and as nominee for The Social+Capital Partnership Principals Fund III, L.P.

By: The Social+Capital Partnership GP III, L.P.,
Its general partner

By: The Social+Capital Partnership GP III, Ltd.,
its general partner

By:	/s/ Sachin Sood
Name: Sachin Sood
Title: Attorney In-Fact

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

THE SOCIAL+CAPITAL PARTNERSHIP OPPORTUNITIES FUND, L.P.

By: The Social+Capital Partnership Opportunities Fund GP, L.P.
Its: General Partner

By: Social+Capital Partnership Opportunities Fund GP, Ltd.
Its: General Partner

By:	/s/ Sachin Sood
Name: Sachin Sood
Title: Attorney In-Fact

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

GV 2014, L.P.
By: GV 2014 GP, L.L.C., its General Partner

By:	/s/ Daphne M. Chang
Name: Daphne M. Chang
Title: Authorized Signatory

GV 2017, L.P.
By: GV 2017 GP, L.P., its General Partner
By: GV 2017 GP, L.L.C., its General Partner

By:	/s/ Daphne M. Chang
Name: Daphne M. Chang
Title: Authorized Signatory

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

DST GLOBAL IV, L.P.

By: DST Managers Limited
Its: General Partner

By:	/s/ Despoina Zinonos
Name: Despoina Zinonos
Title: Director

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

INSTITUTIONAL VENTURE PARTNERS XIV, L.P.

By: Institutional Venture Management XIV LLC
Its General Partner

By:	/s/ Jules Maltz
Name: Jules Maltz
Title: Managing Director

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

STRING DF HOLDINGS, LP

By:	/s/ Pat Robertson
Name: Pat Robertson
Title: Authorized Signatory

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

GENERAL ATLANTIC (SL), L.P.

By: General Atlantic (SPV) GP, LLC,
Its General Partner
By: General Atlantic LLC,
Its Sole Member

By:	/s/ Thomas J. Murphy
Name:	Thomas J. Murphy
Title:	Managing Director

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

CORVINA HOLDINGS LIMITED

By:	/s/ Tatenda Gotosa
Name:	Tatenda Gotosa
Title:	Alternate Director

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

YUCCA (JERSEY) SLP

By: Intertrust Employee Benefit Services Limited as Authorised Signatory of Yucca (Jersey) SLP in its capacity as administrator of the Index Co- Investment Scheme

/s/ Sarah Earles
/s/ Sherin Sugeeswaran
Authorised Signatory - Intertrust Employee Benefit Services Limited

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

INDEX VENTURES GROWTH II (JERSEY), L.P

By: its Managing General Partner:
Index Venture Growth Associates II Limited

/s/ Nigel Greenwood
Director

INDEX VENTURES GROWTH II PARALLEL ENTREPRENEUR FUND (JERSEY), L.P

By: its Managing General Partner:
Index Venture Growth Associates II Limited

/s/ Nigel Greenwood
Director

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

KPCB HOLDINGS, Inc., as nominee

By:	/s/ Scott Ryles
Name: Scott Ryles
Title: President and Chairman

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

T. Rowe Price Global Stock Fund
T. Rowe Price Institutional Global Focused Growth Equity Fund
Arkansas Teacher Retirement System
T. Rowe Price Global Focused Growth Equity Pool
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment
Adviser or Subadviser, as applicable

By:	/s/ Paul D. Greene II
Name:	Paul D. Greene II
Title:	Vice President

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

T. Rowe Price Communications & Technology Fund, Inc.
TD Mutual Funds - TD Entertainment & Communications Fund
Each account severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Paul D. Greene II
Name:	Paul D. Greene II
Title:	Vice President

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

T. Rowe Price Global Technology Fund, Inc.
TD Mutual Funds - TD Science & Technology Fund
Unisuper
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Paul D. Greene II
Name:	Paul D. Greene II
Title:	Vice President

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

T. Rowe Price Diversified Mid-Cap Growth Fund, Inc.
The Bunting Family III, LLC
Seasons Series Trust - SA Multi-Managed Mid Cap Growth Portfolio
The Bunting Family VI Socially Responsible LLC
Lincoln Variable Insurance Products Trust - LVIP T. Rowe Price Structured Mid-Cap Growth Fund
Voya Partners, Inc. - VY T. Rowe Price Diversified Mid Cap Growth Portfolio
T. Rowe Price Tax-Efficient Equity Fund
Lincoln Variable Insurance Products Trust - LVIP Blended Mid Cap Managed Volatility Fund
Jeffrey LLC
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Donald J. Peters
Name:	Donald J. Peters
Title:	Vice President

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

T. Rowe Price Mid-Cap Growth Fund, Inc.
T. Rowe Price Institutional Mid-Cap Equity Growth Fund
T. Rowe Price Mid-Cap Growth Portfolio
T. Rowe Price U.S. Equities Trust
Great-West Funds, Inc. - Great-West T. Rowe Price Mid Cap Growth Fund
TD Mutual Funds - TD U.S. Mid-Cap Growth Fund
MassMutual Select Funds - Mass Mutual Select Mid Cap Growth Fund
MML Series Investment Fund - MML Mid Cap Growth Fund
Brighthouse Funds Trust I - T. Rowe Price Mid Cap Growth Portfolio
Marriott International, Inc. Pooled Investment Trust for Participant Directed Accounts
T. Rowe Price U.S. Mid-Cap Growth Equity Trust
L’Oreal USA, Inc. Employee Retirement Savings Plan
Costco 401(k) Retirement Plan
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Joseph Fath
Name:	Joseph Fath
Title:	Vice President

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

BAILLIE GIFFORD US GROWTH TRUST PLC

Executed for and on behalf of Baillie Gifford US Growth Trust plc, acting through its agent, Baillie Gifford & Co.

By:	/s/ Tom Slater
Name: Tom Slater
Title: Partner of Baillie Gifford & Co.

THE STATES OF JERSEY PUBLIC EMPLOYEES CONTRIBUTORY RETIREMENT SCHEME

Executed for and on behalf of The States of Jersey Public Employees Contributory Retirement Scheme, acting through its agent, Baillie Gifford & Co.

By:	/s/ Tom Slater
Name: Tom Slater
Title: Partner of Baillie Gifford & Co.

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

WARMAN INVESTMENTS PTY LIMITED

Executed for and on behalf of Warman Investments Pty Limited, acting through its agent, Baillie Gifford Overseas Limited

By:	/s/ Kave Siuaroudiwia
Name: Kave Siuaroudiwia
Title: Director of Baillie Gifford Overseas Limited

THE BOARD OF TRUSTEES OF THE SASKATCHEWAN HEALTHCARE EMPLOYEES’ PENSION PLAN

Executed for and on behalf of The Board of Trustees of the Saskatchewan Healthcare Employees’ Pension Plan, acting through its agent, Baillie Gifford Overseas Limited

By:	/s/ Kave Siuaroudiwia
Name: Kave Siuaroudiwia
Title: Director of Baillie Gifford Overseas Limited

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

INTERVENTURE EQUITY INVESTMENTS LIMITED

Executed for and on behalf of Interventure Equity Investments Limited, acting through its agent, Baillie Gifford Overseas Limited

By:	/s/ Kave Siuaroudiwia
Name: Kave Siuaroudiwia
Title: Director of Baillie Gifford Overseas Limited

HOST-PLUS PTY LIMITED

Executed for and on behalf of Host-Plus Pty Limited, acting through its agent, Baillie Gifford Overseas Limited

By:	/s/ Kave Siuaroudiwia
Name: Kave Siuaroudiwia
Title: Director of Baillie Gifford Overseas Limited

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

POOLED SUPER PTY LTD

Executed for and on behalf of Pooled Super Pty Ltd, acting through its agent, Baillie Gifford Overseas Limited

By:	/s/ Kave Siuaroudiwia
Name: Kave Siuaroudiwia
Title: Director of Baillie Gifford Overseas Limited

SCOTTISH MORTGAGE INVESTMENT TRUST PLC

Executed for and on behalf of Scottish Mortgage Investment Trust plc, acting through its agent, Baillie Gifford & Co.

By:	/s/ Tom Slater
Name: Tom Slater
Title: Partner of Baillie Gifford & Co.

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

HADLEY HARBOR MASTER INVESTORS (CAYMAN) II L.P.
By: Wellington Management Company LLP, an investment advisor

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director & Counsel

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

SANDS CAPITAL VENTURES FUND-SLK, L.P.

By: Sands Capital Ventures Fund-SLK GP, L.P., its general partner
By: Sands Capital Ventures Fund-SLK GP, LLC, its general partner

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

SANDS CAPITAL MANAGEMENT, LLC, AS ATTORNEY-IN-FACT FOR UNISUPER

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

THRIVE CAPITAL PARTNERS IV, L.P.

By: Thrive Partners IV GP, LLC
Its General Partner

By:	/s/ Joshua Kushner
Name: Joshua Kushner
Title: Managing Partner

THRIVE CAPITAL PARTNERS IV-B, LLC

By:	/s/ Joshua Kushner
Name: Joshua Kushner
Title: Authorized Person

THRIVE CAPITAL PARTNERS IV SUPPLEMENTAL, L.P.

By: Thrive Partners IV GP, LLC
Its General Partner

By:	/s/ Joshua Kushner
Name: Joshua Kushner
Title: Managing Partner

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

CLAREMOUNT IV ASSOCIATES, L.P.

By:	THRIVE PARTNERS IV GP, LLC, its general partner

By:	/s/ Joshua Kushner
Name: Joshua Kushner
Title: Managing Member

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

SOFTBANK VISION FUND (AIV M1) L.P.

By:	/s/ Jonathan Bullock
Name: Jonathan Bullock
Title: Director, for and on behalf of SB Investment Advisers (UK) Limited acting as manager of SoftBank Vision Fund (AIV M1) L.P.

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written

LIGHT STREET BEACON I, L.P., for itself and as nominee
By: Light Street Beacon GP I, LLC
Its: General Partner

By:	/s/ Theo Robins
Name: Theo J. Robins
Title: Authorized Signatory

LIGHT STREET BEACON CO-INVEST 1, L.P.
By: Light Street Capital Management, LLC
Its: General Partner

By:	/s/ Theo Robins
Name: Theo J. Robins
Title: Authorized Signatory

LIGHT STREET MERCURY MASTER FUND, L.P.
By: Light Street Capital Management, LLC
Its: General Partner

By:	/s/ Theo Robins
Name: Theo J. Robins
Title: Authorized Signatory

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A
SCHEDULE OF INVESTORS

Name and Address

KPCB Holdings, Inc., as nominee
GV 2014, L.P. GV 2017, L.P.
Slow Ventures III, LLC
IGSB IVP III, LLC
IGSB Internal Venture Fund III, LLC
Jaguarundi Partners, LLC
Math + Magic, LLC
AFVC2
Liberty Trust Company LTD, custodian for the David O Sacks Roth IRA

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name and Address
First Republic Bank, trustee for the Sacks Family 2012 GST Trust
Archangel 1 LLC, David Sacks – Manager

The Social+Capital Partnership Opportunities Fund, L.P.

The Social+Capital Partnership II, L.P., for itself and as nominee for certain other individuals and entities

The Social+Capital Partnership III, L.P., for itself and as nominee for The Social+Capital Partnership Principals Fund III, L.P.

Accel X L.P.
Accel X Strategic Partners L.P.

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name and Address
Accel Investors 2009 L.L.C.
Accel XI L.P.
Accel XI Strategic Partners L.P.
Accel Investors 2013 L.L.C.
Accel Growth Fund III L.P.
Accel Growth Fund III Strategic Partners L.P.

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name and Address
Accel Growth Fund Investors 2014 L.L.C.

Accel Growth Fund IV L.P.

Accel Growth Fund IV Strategic Partners L.P.

Accel Growth Fund Investors 2016 L.L.C.

Accel Leaders Fund L.P.

Accel Leaders Fund Investors 2016 L.L.C.

Andreessen Horowitz Fund I, L.P. AH Parallel Fund IV, L.P. a16z Seed-III, LLC Jeffrey Weiner
Robert Solomon

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name and Address
Daniel Simmons
G&H Partners
0849664 B.C. Ltd
Eric Costello
Christopher Issac Stone
SV Angel II, LLC
Lund Small Holdings
Bradley Horowitz
Tony and Mary Conrad Revocable Trust U/A/D July 27, 2000 as amended September 16, 2011
Jeremy Stoppelman Ttee UTD 3/16/10
Om Malik

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name and Address
Noe Investors
Anthony Casalena
Adam Ludwin
Institutional Venture Partners XIV, L.P.
Star Blaze Investments Limited
DST Global IV, L.P.
Index Ventures Growth II (Jersey), L.P. Index Ventures Growth II Parallel Entrepreneur Fund (Jersey), L.P. Yucca (Jersey) SLP Spark Capital Growth Fund, L.P.

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name and Address
James P. Bankoff Ricardo L. Elias Lowercase RT GP, LLC Lowercase Sidecar, LP JG Private Holdings, LLC David C. Lee
Corvina Holdings Limited
Technology Opportunity Partners, LP
Le Peigné
DAXN, Inc.

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name and Address
Slck 2 Fund 1 LP

AME Cloud Ventures, LLC

Paul D. Hewson

A-SEL-13-FUND, A SERIES OF ANGELLIST-SLES-FUNDS, LLC

Slow Ventures IV, LP

Slow Ventures IV, LP

Federal Trust Company Limited as Trustee of The Innisfree No 2 Trust

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name and Address
The Higa Family Trust Dated January 11, 2007

Spark Capital Growth Founders’ Fund, L.P.

Thrive Capital Partners IV, L.P.

Thrive Capital Partners IV-B, LLC

Thrive Capital Partners IV Supplemental, L.P.

Claremount IV Associates, L.P.

GGV Capital V L.P.

GGV Capital V Entrepreneurs Fund L.P.

GGV Capital Select L.P.

Comcast Ventures, LP

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name and Address
Gary Vaynerchuk Alan Jack Vaynerchuk Bloomberg Beta L.P. TrueBridge Direct Fund, L.P. SherpaEverest Fund, LP SoftBank Vision Fund (AIV M1) L.P.
Venture Core Fund VII, L.P. Private Equity Core Fund VII, L.P. GFC Global Founders Capital GmbH Rocket Internet Capital Partners SCS
Rocket Internet Capital Partners (Euro) SCS

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name and Address
Jonathan D Klein Wicklow Fund I LLC String DF Holdings, LP General Atlantic (SL), L.P. Hadley Harbor Master Investors (Cayman) II L.P. T. Rowe Price Mid-Cap Growth Fund, Inc.
T. Rowe Price Institutional Mid-Cap Equity Growth Fund

T. Rowe Price Mid-Cap Growth Portfolio

T. Rowe Price U.S. Equities Trust

Great-West Funds, Inc. - Great-West T. Rowe Price Mid Cap Growth Fund

TD Mutual Funds - TD U.S. Mid-Cap Growth Fund

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name and Address
MassMutual Select Funds - MassMutual Select Mid Cap Growth Fund

MML Series Investment Fund - MML Mid Cap Growth Fund

Brighthouse Funds Trust I - T. Rowe Price Mid Cap Growth Portfolio

Marriott International, Inc. Pooled Investment Trust for Participant Directed Accounts

T. Rowe Price U.S. Mid-Cap Growth Equity Trust

L'Oreal USA, Inc. Employee Retirement Savings Plan

Costco 401(k) Retirement Plan

MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name and Address
T. Rowe Price Communications & Technology Fund, Inc. TD Mutual Funds - TD Entertainment & Communications Fund T. Rowe Price Global Technology Fund, Inc. TD Mutual Funds - TD Science & Technology Fund
UniSuper T. Rowe Price Global Stock Fund T. Rowe Price Institutional Global Focused Growth Equity Fund Arkansas Teacher Retirement System

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name and Address
T. Rowe Price Global Focused Growth Equity Pool

T. Rowe Price Diversified Mid-Cap Growth Fund, Inc.

The Bunting Family III, LLC

Seasons Series Trust - SA Multi-Managed Mid Cap Growth Portfolio

The Bunting Family VI Socially Responsible LLC

Lincoln Variable Insurance Products Trust - LVIP T. Rowe Price Structured Mid-Cap Growth Fund

Voya Partners, Inc. - VY T. Rowe Price

T. Rowe Price Tax-Efficient Equity Fund

Lincoln Variable Insurance Products Trust - LVIP Blended Mid Cap Managed Volatility Fund

Jeffrey LLC

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name and Address
Baillie Gifford US Growth Trust PLC

The States of Jersey Public Employees Contributory Retirement Scheme

Warman Investments Pty Limited

The Board of Trustees of the Saskatchewan Healthcare Employees’ Pension Plan

Interventure Equity Investments Limited

Host-Plus Pty Limited

Pooled Super Pty Ltd

Scottish Mortgage Investment Trust Plc

Sands Capital Ventures Fund-SLK, L.P. Sands Capital Management, LLC, as Attorney-In-Fact for UniSuper

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name and Address
Light Street Beacon I, L.P., for itself and as nominee Light Street Beacon Co-Invest 1, L.P. Light Street Mercury Master Fund, L.P.

SIGNATURE PAGE TO SLACK TECHNOLOGIES, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT